Exhibit 99.1

Energy Recovery Reports First Quarter Financial Results

San Leandro, Calif., April 30, 2020 - Energy Recovery Inc. (Nasdaq: ERII) (“Energy Recovery,” “we,” “our,” or the “Company”), a leader in pressure energy technology for industrial fluid flows, today announced its financial results for the first quarter ended March 31, 2020.

First Quarter 2020 Highlights:

•	Total product revenue of $19.0 million, an increase of 18% year-over-year

•	Total revenue of $21.5 million, an increase of 9% year-over-year

•	Product gross margin of 70.1%, an increase of 80 basis points year-over-year

•	Net income of $0.6 million, or diluted earnings per share of $0.01, a decrease of $0.04 year-over-year

Chairman and Interim President and Chief Executive Officer Robert Mao remarked, “We came into the first quarter confident in our confirmed order backlog and successfully navigated the COVID-19 pandemic challenges late in the quarter. We delivered a strong Q1 in which we fulfilled all of our contractual shipments and achieved year-over-year quarterly revenue growth.”

Mr. Mao continued, “These results are a testament to the talent, flexibility and hard work of our global team. Thanks to their calm and determined execution, we have been able to safely continue limited manufacturing operations in our San Leandro and Katy facilities and progress our newest manufacturing facility in Tracy, California in accordance with government guidance. Moreover, we have continued to close contracts since California’s shelter-in-place order came into effect in mid-March, including large orders from China and Egypt. We cannot anticipate what events may transpire over the coming months, but we can say with certainty that we are as prepared as we can be, with a strong financial position, flexible balance sheet, a solid order backlog and a smart team with deep knowledge of our markets.”

COVID-19 Pandemic
In response to measures taken in mid-March by the State of California and local governments in the State of California to fight the COVID-19 pandemic, we elected to temporarily suspend our manufacturing activities to assess the impact of these measures, and to implement health and safety actions recommended by government and health officials to better protect employees who are required to be present at our facilities. In addition, the majority of our office employees have been working remotely since that time. In early April, we commenced limited manufacturing and have continued shipping customer orders from our facilities in accordance with federal, state and local regulations and guidance.

While we cannot accurately predict COVID-19’s long-term impact on our financial condition, result of operations, liquidity, and cash flows due to uncertainties, our compliance with these measures did not have a material adverse impact on our financial results for the first quarter of fiscal year 2020. However, to mitigate potential adverse impacts to our business and to conserve cash, we are managing our resources conservatively by reducing and/or deferring capital expenditures and operating expenses. Based on our current projections, which are subject to numerous uncertainties, including the duration and severity of the pandemic and containment measures, and the effect of these on the industries in which we compete, we believe our cash on hand and marketable securities, as well as ongoing cash generated from our operations, should be sufficient to cover our capital requirements for the next 12 months. We believe our gross margins, which were negatively affected in the first quarter, will likely continue to be impacted until such time that we can operate our manufacturing facilities as originally planned.

Our available product inventory combined with our current rate of production leads us to believe that we can fulfill most, if not all, of our existing delivery obligations in fiscal year 2020. We are also closely monitoring the pandemic’s impact on the industries in which we compete. While we believe the desalination industry appears to be showing some stability in fiscal year 2020, it is possible that future COVID-19 restrictions could cause reduced demand for our products if they result in a global recessionary economic environment or impact the construction of large desalination projects. For a discussion of the key trends and uncertainties that have affected our revenues, income and liquidity, see Part II, Item 1A, “Risk Factors,” of our Q1’2020 Form 10-Q and Part I, Item 1A, “Risk Factors,” in our Annual Report on Form 10‑K for the year ended December 31, 2019 filed with the U.S. Securities and Exchange Commission on March 6, 2020.

First Quarter 2020
Revenues
For the first quarter ended March 31, 2020, the Company generated total revenue of $21.5 million, an increase of $1.7 million, or 9%, compared to $19.8 million in the first quarter ended March 31, 2019.

The Water segment generated total product revenue of $19.0 million for the first quarter ended March 31, 2020, an increase of $3.0 million, or 19%, compared to $16.0 million for the first quarter ended March 31, 2019. This increase was due primarily to higher Mega-Project Development (“MPD”) shipments. Government measures to fight COVID-19 did not have a material effect on our revenues in the first quarter.

The Oil & Gas segment generated total revenue of $2.5 million for the first quarter ended March 31, 2020, a decrease of $1.3 million, or (34%), compared to $3.8 million for the first quarter ended March 31, 2019. Oil & Gas revenue in the first quarter consisted only of license and development revenue, which is calculated as a percentage of cost to total cost. There was a decrease in expenditures in the first quarter due to the reallocation of resources to VorTeq related activities unrelated to the recognition of this license and development revenue, which subsequently reduced revenue recognition for the quarter.

Product Gross Margin
For the first quarter ended March 31, 2020, product gross margin was 70.1%, an increase of 80 basis points from 69.3% in the first quarter ended March 31, 2019. Despite an increase of $0.5 million, or 3%, in cost of product revenue related to the reduced utilization of our manufacturing facility in the last two weeks of the quarter due to our temporary manufacturing suspension in response to COVID-19-related government measures, product gross margin increased largely driven by favorable product mix.

Operating Expenses
For the first quarter ended March 31, 2020, GAAP operating expenses were $15.7 million, an increase of $3.6 million, or 29%, compared to $12.2 million for the first quarter ended March 31, 2019. This increase was due primarily to our continued investment in research and development in Oil & Gas and Water segments, Incubation initiatives, as well as growth in headcount and personnel-related costs.

COVID-19 did not have a material effect on operating expenditures during the three months ended March 31, 2020.

Bottom Line Summary
To summarize our financial performance, on a quarterly basis, we reported a GAAP net income of $0.6 million, or $0.01 per diluted share for the first quarter ended March 31, 2020, compared to a net income of $2.7 million, or $0.05 per diluted share for the first quarter ended March 31, 2019.

Cash Flow Highlights
We finished the three months ended March 31, 2020 with cash and cash equivalents of $32.8 million, and short-term and long-term investments of $60.4 million, which represents a combined total of $93.2 million.

Forward-Looking Statements
Certain matters discussed in this press release and on the conference call are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the Company’s belief that the Company’s cash on hand, marketable securities and ongoing cash generated from operations should be sufficient to cover the Company’s capital requirements for the next 12 months; our belief that our gross margins will continue to be negatively affected until we are able to operate our manufacturing facilities as originally planned prior to the COVID-19 pandemic; and our belief that we will be able to fulfill most, if not all, of our existing delivery obligations in fiscal year 2020. These forward-looking statements are based on information currently available to us and on management’s beliefs, assumptions, estimates, or projections and are not guarantees of future events or results. Potential risks and uncertainties include the Company’s ability to achieve the milestones under the VorTeq license agreement, any other factors that may have been discussed herein regarding the risks and uncertainties of the Company’s business, and the risks discussed under “Risk Factors” in the Company’s Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) for the year ended December 31, 2019 as well as other reports filed by the Company with the SEC from time to time. Because such forward-looking statements involve risks and uncertainties, the Company’s actual results may differ materially from the predictions in these forward-looking statements. All forward-looking statements are made as of today, and the Company assumes no obligation to update such statements.

Use of Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures, including Total gross profit and Total gross margin. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions, and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. The Company believes these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Conference Call to Discuss First Quarter 2020 Financial Results
LIVE CONFERENCE CALL:
Thursday, April 30, 2020, 2:00 PM PDT / 5:00 PM EDT
Listen-only, US / Canada Toll-Free: +1 (877) 709-8150
Listen-only, Local / International Toll: +1 (201) 689-8354
Access code: 13700231

CONFERENCE CALL REPLAY:
Expiration: Saturday, May 30, 2020
US / Canada Toll-Free: +1 (877) 660-6853
Local / International Toll: +1 (201) 612-7415
Access code: 13700231

Investors may also access the live call or the replay over the internet at ir.energyrecovery.com. The replay will be available approximately three hours after the live call concludes.

Disclosure Information
Energy Recovery uses the investor relations section on its website as means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Energy Recovery’s investor relations website in addition to following Energy Recovery’s press releases, SEC filings, and public conference calls and webcasts.

About Energy Recovery Inc.
For more than 20 years, Energy Recovery, Inc. (NASDAQ: ERII) has created technologies that solve complex challenges in industrial fluid-flow markets. We design and manufacture solutions that reduce waste, improve operational efficiencies, and lower the production costs of clean water and oil and gas. What began as a game-changing invention for water desalination has grown into a global business delivering solutions that enable more affordable access to these critical resources. Both our headquarters in San Leandro, California, and our Commercial Development Center in Katy, Texas house on-site research, development and manufacturing facilities. In addition, our worldwide sales and technical service organization provides on-site support for our line of water solutions. For more information, please visit www.energyrecovery.com.

Contact
Investor Relations
ir@energyrecovery.com
(281) 962-8105

ENERGY RECOVERY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31, 2020	December 31, 2019
	(In thousands, except share data and par value)
ASSETS
Current assets:
Cash and cash equivalents	$32,842	$26,387
Short-term investments	40,995	58,736
Accounts receivable, net	13,841	12,979
Inventories, net	10,938	10,317
Prepaid expenses and other current assets	5,187	4,548
Total current assets	103,803	112,967
Long-term investments	19,361	15,419
Deferred tax assets, non-current	16,932	16,897
Property and equipment, net	19,780	18,843
Operating lease, right of use asset	17,253	11,195
Goodwill	12,790	12,790
Other intangible assets, net	61	65
Other assets, non-current	632	598
Total assets	$190,612	$188,774
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,868	$1,192
Accrued expenses and other current liabilities	6,156	9,869
Lease liabilities	1,209	1,023
Contract liabilities	16,509	15,746
Total current liabilities	25,742	27,830
Lease liabilities, non-current	17,523	11,533
Contract liabilities, non-current	8,805	13,120
Other non-current liabilities	277	278
Total liabilities	52,347	52,761
Commitments and contingencies (Note 8)
Stockholders’ equity:
Common stock	61	61
Additional paid-in capital	171,954	170,028
Accumulated other comprehensive loss	(332)	(37)
Treasury stock	(30,486)	(30,486)
Accumulated deficit	(2,932)	(3,553)
Total stockholders’ equity	138,265	136,013
Total liabilities and stockholders’ equity	$190,612	$188,774

ENERGY RECOVERY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2020	2019
	(In thousands, except per share data)
Product revenue	$19,001	$16,072
Product cost of revenue	5,684	4,935
Product gross profit	13,317	11,137

License and development revenue	2,543	3,723

Operating expenses:
General and administrative	6,881	5,579
Sales and marketing	2,138	2,162
Research and development	6,709	4,254
Amortization of intangible assets	4	156
Total operating expenses	15,732	12,151
Income from operations	128	2,709

Other income (expense):
Interest income	420	523
Other non-operating expense, net	(12)	(24)
Total other income, net	408	499
Income before income taxes	536	3,208
(Benefit from) provision for income taxes	(85)	554
Net income	$621	$2,654

Earnings per share:
Basic	$0.01	$0.05
Diluted	$0.01	$0.05

Number of shares used in per share calculations:
Basic	55,412	54,116
Diluted	56,542	55,368

ENERGY RECOVERY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
	2020	2019
	(In thousands)
Cash flows from operating activities:
Net income	$621	$2,654
Adjustments to reconcile net income to cash used in operating activities
Stock-based compensation	1,503	1,678
Depreciation and amortization	1,258	900
Amortization (accretion) of premiums and discounts on investments	220	(26)
Deferred income taxes	(35)	549
Provision for warranty claims	98	152
Other non-cash adjustments	47	(68)
Changes in operating assets and liabilities:
Accounts receivable, net	(902)	(7,162)
Contract assets	(244)	2,977
Inventories, net	(692)	(218)
Prepaid and other assets	(428)	(140)
Accounts payable	745	18
Accrued expenses and other liabilities	(4,514)	(3,353)
Income taxes	3	10
Contract liabilities	(3,552)	(3,922)
Net cash used in operating activities	(5,872)	(5,951)
Cash flows from investing activities:
Sales of marketable securities	4,974	—
Maturities of marketable securities	21,195	19,599
Purchases of marketable securities	(12,855)	(19,198)
Capital expenditures	(1,380)	(1,566)
Net cash provided by (used in) investing activities	11,934	(1,165)
Cash flows from financing activities:
Net proceeds from issuance of common stock	440	2,191
Tax payment for employee shares withheld	(22)	(34)
Net cash provided by financing activities	418	2,157
Effect of exchange rate differences on cash and cash equivalents	(25)	(4)
Net change in cash, cash equivalents and restricted cash	6,455	(4,963)
Cash, cash equivalents and restricted cash, beginning of year	26,488	22,138
Cash, cash equivalents and restricted cash, end of period	$32,943	$17,175

ENERGY RECOVERY, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)

	Three Months Ended March 31, 2020				Three Months Ended March 31, 2019
	Water	Oil & Gas	Corporate	Total	Water	Oil & Gas	Corporate	Total
	(In thousands)
Product revenue	$19,001	$—	$—	$19,001	$15,968	$104	$—	$16,072
Product cost of revenue	5,684	—	—	5,684	4,747	188	—	4,935
Product gross profit (loss)	13,317	—	—	13,317	11,221	(84)	—	11,137

License and development revenue	—	2,543	—	2,543	—	3,723	—	3,723

Operating expenses
General and administrative	405	741	5,735	6,881	535	364	4,680	5,579
Sales and marketing	1,676	58	404	2,138	1,649	263	250	2,162
Research and development	902	5,247	560	6,709	804	3,363	87	4,254
Amortization of intangibles	4	—	—	4	156	—	—	156
Total operating expenses	2,987	6,046	6,699	15,732	3,144	3,990	5,017	12,151

Operating income (loss)	$10,330	$(3,503)	$(6,699)	128	$8,077	$(351)	$(5,017)	2,709
Other income, net				408				499
Income before income taxes				$536				$3,208

ENERGY RECOVERY, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

This press release includes non-GAAP financial information because we plan and manage our business using such information. Our non-GAAP Total Gross Margin is determined by adding back the license and development revenue associated with the amortization of the VorTeq exclusivity fee.

	Three Months Ended March 31,
	2020	2019
	(In thousands, except per share data)
Product revenue	$19,001	$16,072
License and development revenue	2,543	3,723
Total revenue	$21,544	$19,795

Product gross profit	$13,317	$11,137
License and development revenue	2,543	3,723
Total gross profit (non-GAAP)	$15,860	$14,860

Product gross margin	70.1%	69.3%
Total gross margin (non-GAAP)	73.6%	75.1%